UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 15, 2006, the Board of Directors of H&E Equipment Services, Inc. (the "Company"), upon recommendation of the Corporate Governance and Nominating Committee, appointed Paul N. Arnold, Chairman and Chief Executive Officer of Cort Business Services, Inc., as a director of the Company.

The Board of Directors is currently evaluating the committee(s) of the Board of Directors that Mr. Arnold will join. Mr. Arnold will be entitled to receive the same compensation for service as a director as is applicable to the Company's other non-employee directors. As a non-employee director, Mr. Arnold will be entitled to receive a quarterly retainer of $5,000 and meeting fees of $2,000 per board meeting attended and $1,000 per board conference call attended. Pursuant to the Company's 2006 Stock-Based Incentive Compensation Plan, Mr. Arnold is eligible to, and expected to, receive an annual grant of 1,500 stock options beginning in fiscal 2007 which will vest in three equal parts over a three year period.

In connection with the appointment of Mr. Arnold to the Board of Directors, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this press release shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Press release by H&E Equipment Services, Inc., dated November 20, 2006, announcing the appointment of Paul N. Arnold to the Company's Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

November 20, 2006	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release by H&E Equipment Services, Inc., dated November 20, 2006, announcing the appointment of Paul N. Arnold to the Company's Board of Directors.